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                                                                    EXHIBIT (11)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 9 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 21, 1998, relating to the financial statements and financial highlights of the Cadre Network Health Financial Services Liquid Asset Fund, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus and to the reference to us under the heading "Independent Auditor" in the Statement of Additional Information.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
201 North Sarvice Road
Melville, New York 11747
February 25, 1998